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                                                                   Exhibit 23(a)

                       CONSENT OF COUNSEL TO THE COMPANY

     We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of Texas Utilities Company and Texas Utilities Electric Company for the fiscal year ended December 31, 1997, under Part I, Item 1--Business-- Regulation and Rules and Environmental Matters, in Texas Utilities Company's Registration Statement on Form S-3 (No. 333-27989) and on Form S-4 (No. 333-45999).

                                    WORSHAM, FORSYTHE
                                       & WOOLDRIDGE, L.L.P.


                                    By: /s/ Neil Anderson
                                        -----------------------------
                                        A Partner

March 26, 1998
Dallas, Texas